Exhibit 99.1

BKV Corporation Reports Third Quarter 2024 Financial and Operational Results

DENVER, Colorado – November 12, 2024 - BKV Corporation (NYSE: BKV) (“BKV” or the “Company”), today reported financial and operational results for the third quarter of 2024, its first earnings report as a publicly traded company.

Third Quarter 2024 Highlights
•Completed initial public offering of 15,000,000 shares of common stock on September 27, 2024
•Net income of $12.9 million, or $0.18 per diluted share
•Adjusted EBITDAX of $51.0 million (excluding Power JV)
•Net cash provided by operating activities of $65.0 million, Adjusted Free Cash Flow of $19.6 million, and Adjusted Free Cash Flow Margin of 14.2%
•De-levered balance sheet, achieving net debt of $158.7 million and net leverage ratio of 0.8x
•Total net production of 762.6 MMcfe per day

“It is incredibly exciting for me to release our first earnings report as a public company,” said Chris Kalnin, Chief Executive Officer of BKV. “I would like to thank our investors and the entire BKV team whose hard work and dedication to our Company made this dream a reality. The Company has been on an incredible journey since its founding. Now, as we enter a new era for BKV as a public company, we will continue to work together towards the same ambitious goals, strategically growing our business and driving shareholder value.”

“In the third quarter of 2024, BKV demonstrated strong business performance, driven by our strategic positioning as a leading energy solutions company - a large natural gas producer, with significant power generation and carbon capture, utilization and sequestration assets,” continued Kalnin. “We believe that the increasing demand for clean power, particularly to support the rapidly growing AI data center boom, will support significant growth across all our business lines, and continue to grow the market for our carbon sequestered gas product. Our disciplined operational approach and healthy balance sheet position us to capitalize on these macro tailwinds.”

Financial Results
Third Quarter and Year-to-Date 2024
For the third quarter of 2024, total revenues and other operating income for BKV was $173.1 million. This compares to total revenues and other operating income of $191.4 million for the third quarter of 2023. The decrease was due primarily to lower natural gas prices, excluding hedges, as well as lower production volumes. For the nine months ended September 30, 2024 and 2023 total revenues and other operating income were $461.2 million and $678.0 million, respectively. The decrease in revenue was largely due to production volumes as well as unrealized losses during 2024.

For the third quarter of 2024, net income for BKV was $12.9 million, or $0.18 per diluted share. This compares to net income of $18.6 million, or $0.30 per diluted share for the third quarter of 2023. The decrease was due to lower income from operations resulting from a decrease in natural gas prices period over period. Net income for the third quarter of 2024 included $50.6 million of earnings from the Power JV and $3.0 million of unrealized commodity derivative losses. Excluding these items and other non-recurring items primarily related to the Company’s IPO, Adjusted Net Loss for the third quarter 2024 was $18.6 million, or $(0.27) per diluted share.

For the nine months ended September 30, 2024, net loss was $85.4 million, or $(1.28) per diluted share. For the nine months ended September 30, 2023, net income was $79.4 million, or $1.27 per diluted share. The decrease was attributable to lower commodity pricing and production volumes as well as unrealized losses on derivatives during 2024. Net loss for the nine months ended September 30, 2024 included earnings from the Power JV of $27.6 million, unrealized commodity derivative losses of $82.1 million, and $13.3 million of commodity derivative contract termination gains. Excluding these items and other non-recurring items, Adjusted Net Loss for the nine months ended September 30, 2024 was $40.3 million, or $(0.60) per diluted share.

Adjusted Free Cash Flow for the third quarter of 2024 was $19.6 million, which was a $30.8 million increase compared to negative Adjusted Free Cash Flow in the third quarter of 2023 of $11.2 million. The increase was due to higher net cash provided by operating activities, excluding changes in working capital, and a decrease in cash capital expenditures during the third quarter 2024 compared to the same period in 2023. Adjusted Free Cash Flow Margin was 14.2%. Adjusted Free Cash Flow for the nine months ended September 30, 2024 was $86.2 million, compared to negative $22.7 million for the same period in the prior year. Adjusted Free Cash Flow Margin was 19.7% for the nine months ended September 30, 2024.

Average realized natural gas price for the third quarter of 2024 was $1.58/MMBtu, excluding the impact of derivatives, which was down from $1.97/MMBtu for the same period in the prior year. Including the impact of hedges, average realized price was $2.21/MMBtu compared to $2.00/MMBtu in the same quarter in 2023. Average realized natural gas prices year-to-date, excluding the impact of derivatives, was $1.55/MMBtu, down meaningfully from the prior year realized prices, excluding hedges, of $2.01/MMBtu. Including the impact of derivatives, average realized price was $2.06/MMBtu for the nine months ended September 30, 2024 compared to $2.19/MMBtu for the same period in the prior year.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ Millions, except EPS)(1)	2024	2023	2024	2023
Net income (loss)	$12.9	$18.6	$(85.4)	$79.4
Adjusted Net Loss, non-GAAP	$(18.6)	$(11.3)	$(40.3)	$(16.3)
Adjusted EBITDAX, non-GAAP	$51.0	$66.7	$159.8	$183.7
Diluted earnings per share (EPS)	$0.18	$0.30	$(1.28)	$1.27
Adjusted earnings per share (EPS), non-GAAP	$(0.27)	$(0.19)	$(0.60)	$(0.28)
Net cash provided by operating activities	$65.0	$34.5	$74.8	$115.4
Adjusted Free Cash Flow, non-GAAP	$19.6	$(11.2)	$86.2	$(22.7)
Free Cash Flow Margin, non-GAAP	14.2%	(6.2)%	19.7%	(4.1)%
Capital expenditures (accrued)	$24.4	$33.8	$57.3	$147.6
____________________________________________________
(1) Adjusted Net Loss, Adjusted EBITDAX, Adjusted EPS, Adjusted Free Cash Flow and Free Cash Flow Margin are each non-GAAP financial measures. For a definition of each of these non-GAAP financial measures and reconciliations of such non-GAAP financial measures to their comparable GAAP metrics, please see “Supplemental Non-GAAP Financial Measures” below.

“BKV’s third quarter results were positive and are illustrative of the Company’s differentiated and competitive integrated business model,” commented John Jimenez, BKV’s Chief Financial Officer. “Our results for the year have been impacted by fluctuating natural gas prices, partially mitigated by our successful hedging program. As we look to the future, BKV will continue our systematic and disciplined approach toward capital deployment and creating shareholder value through all our business lines.”

Operational Results
Third Quarter and Year-to-Date 2024
Total production for the three and nine months ended September 30, 2024 was 762.6 MMcfe/d and 792.5 MMcfe/d, respectively, consisting of 79% natural gas and 21% NGLs for both periods as compared to production for the three and nine months ended September 30, 2023 of 844.7 MMcfe/d and 866.9 MMcfe/d, respectively. The decrease for both periods is attributable to the sale in the second quarter 2024 of the Company’s non-operated upstream assets in the Marcellus Shale in the Appalachian Basin of Northeastern Pennsylvania (“NEPA”), which impacted volumes by approximately 28 MMcfe/d, as well as a significant reduction in capital spending in response to lower commodity pricing. Since natural gas prices retreated in early 2023, the Company has maintained capital discipline as its focus remains on free cash flow generation.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Production
Net production per day (MMcfe/d)	762.6	844.7	792.5	866.9
Natural gas (MMcf)	55,456	61,792	172,213	188,690
NGL (MBbls)	2,428	2,625	7,415	7,905
Oil (MBbls)	23	29	75	92
Total (MMcfe)	70,162	77,716	217,153	236,672
Natural Gas Pricing
Average NYMEX price	$2.16	$2.55	$2.10	$2.69
Differential	$(0.58)	$(0.58)	$(0.55)	$(0.68)
Realized prices, excluding derivatives	$1.58	$1.97	$1.55	$2.01
Realized prices, including derivatives	$2.21	$2.00	$2.06	$2.19
Average Operating Cash Costs per Mcfe
Lease operating and workover	$0.48	$0.44	$0.47	$0.48
Taxes other than income	$0.15	$0.23	$0.15	$0.25
Gathering and transportation costs	$0.78	$0.80	$0.77	$0.77
Total	$1.41	$1.47	$1.39	$1.50

Carbon Capture Utilization and Sequestration (“CCUS”)
The Company’s Barnett Zero project began first injection in November 2023 and injected approximately 50,000 metric tons of CO2 during the three months ended September 30, 2024. The Barnett Zero facility has now injected approximately 140,000 metric tons of CO2 since project start up. BKV’s Cotton Cove project remains on track for first injection in the first half of 2026.

BKV’s de-levered balance sheet and expected operating cash flow enable the Company to self-fund its near-term CCUS projects. In addition, BKV continues to evaluate potential third-party investments in its CCUS business, which would help diversify risk, provide additional capital, and potentially augment the Company’s deep bench of potential CCUS projects.

Power
For the third quarter 2024, capacity factor across the Temple I & II power generation facilities was 73% and total generation was 2,400 GWh, with average pricing of $35.30/MWh. Average natural gas cost was $2.07/MMBtu, with an average spark spread of $20.66/MWh.
The third quarter of 2024 was characterized by moderate temperatures and adverse weather events affecting both of the Temple facilities. Despite poor environmental market conditions, BKV’s implied proportionate share of Net Income and Power JV Adjusted EBITDA1 from our power joint venture, BKV-BPP Power, LLC, was $50.6 million and $10.1 million, respectively, for the three months ended September 30, 2024. BKV’s implied proportionate share of Net Income and Power JV Adjusted EBITDA from the power joint venture was $49.1 million and $86.8 million, respectively, for the three months ended September 30, 2023.

BKV sees significant opportunity for growth in the Company’s power business, driven by multiple factors including the rapid expansion of the AI data center market. Growing demand for power solutions is supportive of BKV’s
1 Power JV Adjusted EBITDA is a non-GAAP financial measure. Please see “Supplemental Non-GAAP Financial Measures” below.

strategic goals, and the Company’s ongoing evaluation of both organic and inorganic opportunities within the power business line.
Capital Expenditures
Capital expenditures in the third quarter of 2024 were $24.4 million, which included $14.6 million for development capital, $3.0 million for CCUS, and $6.8 million for other expenditures. Capital expenditures for the same period in 2023 were $33.8 million, which included $7.3 million for development capital, $23.5 million for CCUS, and $3.0 million for other expenditures.
Capital expenditures for the nine months ended September 30, 2024 were $57.3 million, which included $39.2 million for development capital, $7.7 million for CCUS, and $10.4 million for other expenditures. Capital expenditures for the same period in 2023 were $147.6 million, which included $97.3 million for development capital, $44.4 million for CCUS, and $5.9 million for other expenditures.
Liquidity
As of September 30, 2024, BKV had cash and cash equivalents of $31.3 million, compared to $54.1 million of cash and cash equivalents and restricted cash of $138.3 million as of September 30, 2023.

Total debt as of September 30, 2024 was $190.0 million, which was made up solely of the amount outstanding under the Company’s reserve-based lending agreement (the “RBL”). Net debt as of September 30, 2024 was $158.7 million, and net leverage ratio was 0.8x (net debt to annualized third quarter Adjusted EBITDAX). BKV’s long-term net leverage target is to manage between 1.0x to 1.5x. As of September 30, 2024, total liquidity for BKV was $426.7 million. Total liquidity consists of $31.3 million in cash and cash equivalents and $395.4 million available under the Company’s RBL. RBL availability is based on the elected commitment amount of $600.0 million, less $190.0 million of draws, and $14.6 million of letters of credit. Total liquidity, as of November 8, 2024, is substantially the same.
Fourth Quarter 2024 Guidance

Accrued Capital Expenditures and Net Production ($ Millions)
Development	$45 - $50
CCUS and Other	$20 - $30
Total capital expenditures	$65 - $80

Net Production (MMcfe/d)	720 - 750

Per Unit Operating Costs ($/Mcfe)
Lease operating and workover	$0.49 - $0.53
Gathering and transportation	$0.80 - $0.84
Depreciation, depletion, amortization, and accretion	$0.82 - $0.87
General and administrative (excl. stock comp)	$0.36 - $0.40
General and administrative (stock comp)	$0.06 - $0.07

Natural Gas Price ($/Mcfe)
Average differential	$(0.60) - $(0.70)

Power ($ Millions)
Power JV Adjusted EBITDA attributable to BKV (50%)	$2 - $6

Third Quarter 2024 Earnings Conference Call
The Company plans to host a conference call to discuss results today, November 12, 2024 at 10 AM EST. To access the conference call, participants may dial (877) 407-0779 (US) or (201) 389-0914 (international). Participants can also listen to a live webcast of the call by going to the Investors section on the BKV website at www.ir.bkv.com. A replay will be available shortly after the live conference call and can be accessed on the Company’s website or by dialing (844) 512-2921 (US) or (412) 317-6671 (international). The passcode for the replay is 13749659. The replay will be available for 60 days after the call.

About BKV Corporation
Headquartered in Denver, Colorado, BKV Corporation is a forward-thinking, growth-driven energy company focused on creating value for its stockholders. BKV's core business is to produce natural gas from its owned and operated upstream assets. BKV’s overall business is organized into four business lines: natural gas production; natural gas gathering, processing and transportation; power generation; and carbon capture, utilization and sequestration. BKV (and its predecessor entity) was founded in 2015, and BKV and its employees are committed to building a different kind of energy company. BKV is one of the top 20 gas-weighted natural gas producers in the United States and the largest natural gas producer by gross operated volume in the Barnett Shale. BKV Corporation is the parent company for the BKV family of companies. For more information, visit the BKV website at www.bkv.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are not historical facts, include statements regarding BKV’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, and often contain words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “budget,” “plan,” “seek,” “aspire,” “envision,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” “will,” and similar expressions. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. All forward-looking statements, expressed or implied, in this press release are based only on information currently available to BKV and speak only as of the date on which they are made. BKV undertakes no obligation to release publicly any update to any of these forward-looking statements except as required by federal securities laws. Forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to assumptions, risks and uncertainties regarding our ability to successfully fund, pursue and develop our CCUS business; expected increase in demand for power and our ability to serve that demand from our power business, our ability to develop, market and sell our carbon sequestered gas product; and management's outlook guidance or forecasts of future events, including projected capital expenditures, production volumes, operating costs, pricing differentials, and Power JV Adjusted EBITDA. For further discussions of risks and uncertainties applicable to forward-looking statements, you should refer to BKV’s filings with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” section of the prospectus filed by BKV with the SEC pursuant to Rule 424(b) of the Securities Act on September 26, 2024.

Investor Contacts:
David Tameron
BKV Corporation
Vice President, Strategic Finance and Investor Relations
InvestorRelations@bkvcorp.com

Caldwell Bailey
ICR, Inc.
BKVIR@ircinc.com

BKV CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(Unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$31,318	$25,407
Restricted cash	—	139,662
Accounts receivable, net	49,228	48,500
Accounts receivable, related parties	11,343	559
Commodity derivative assets, current	21,326	84,039
Other current assets	12,517	13,990
Total current assets	125,732	312,157
Natural gas properties and equipment
Developed properties	2,262,858	2,370,156
Undeveloped properties	10,544	15,846
Midstream assets	276,592	318,855
Accumulated depreciation, depletion, and amortization	(672,483)	(579,415)
Total natural gas properties, net	1,877,511	2,125,442
Other property and equipment, net	91,234	83,935
Goodwill	18,417	18,417
Investment in joint venture	132,352	104,750
Commodity derivative asset	4,318	18,508
Other noncurrent assets	17,993	19,937
Total assets	$2,267,557	$2,683,146

Liabilities, mezzanine equity, and stockholders' equity
Current liabilities
Accounts payable and accrued liabilities	$112,183	$149,173
Contingent consideration payable	19,703	20,000
Income taxes payable to related party	2,068	864
Credit facilities	—	127,000
Current portion of long-term debt, net	—	112,373
Other current liabilities	5,043	2,849
Total current liabilities	138,997	412,259
Asset retirement obligations	195,240	193,205
Contingent consideration	—	29,676
Note payable to related party	—	75,000
Deferred tax liability, net	105,252	136,524
Long-term debt, net	190,000	339,663
Other noncurrent liabilities	38,839	11,652
Total liabilities	668,328	1,197,979
Commitments and contingencies
Mezzanine equity
Common stock - minority ownership puttable shares; 0 and 2,403 authorized shares as of September 30, 2024 and December 31, 2023, respectively; and 0 and 2,403 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	—	59,988
Equity-based compensation	—	126,966
Total mezzanine equity	—	186,954
Stockholders' equity
Common stock, $0.01 par value; 300,000 authorized shares; 83,899 and 63,873 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	1,505	1,283
Treasury stock, shares at cost; 214 shares and 213 shares as of September 30, 2024 and December 31, 2023, respectively	(6,663)	(4,582)
Additional paid-in capital	1,422,432	1,034,144
Retained earnings	181,955	267,368
Total stockholders' equity	1,599,229	1,298,213
Total liabilities, mezzanine equity, and stockholders' equity	$2,267,557	$2,683,146

BKV CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Revenues and other operating income
Natural gas, NGL, and oil sales	$126,952	$174,414	$394,493	$527,321
Midstream revenues	2,662	3,799	10,168	12,227
Derivative gains, net	35,308	9,327	24,143	126,274
Marketing revenues	1,738	1,936	8,705	6,668
Gains (losses) on sales of assets	—	(31)	6,784	308
Related party and other	6,427	1,922	16,906	5,236
Total revenues and other operating income	173,087	191,367	461,199	678,034
Operating expenses
Lease operating and workover	33,588	33,470	102,228	114,193
Taxes other than income	10,688	17,725	31,903	59,221
Gathering and transportation	54,705	62,488	167,810	183,074
Depreciation, depletion, amortization, and accretion	57,366	52,269	168,845	130,623
General and administrative	33,602	28,477	73,543	80,965
Other	4,126	2,233	15,402	10,716
Total operating expenses	194,075	196,662	559,731	578,792
Income (loss) from operations	(20,988)	(5,295)	(98,532)	99,242
Other income (expense)
Gains on contingent consideration liabilities	3,903	1,203	9,973	24,113
Earnings from equity affiliate	50,562	49,067	27,602	34,792
Loss on early extinguishment of debt	—	—	(13,877)	—
Interest expense	(9,197)	(20,069)	(40,443)	(54,446)
Interest expense, related party	(1,329)	(2,000)	(5,181)	(5,083)
Interest income	202	419	3,606	1,555
Other income	1,019	395	1,369	2,246
Income (loss) before income taxes	24,172	23,720	(115,483)	102,419
Income tax benefit (expense)	(11,303)	(5,156)	30,070	(23,041)
Net income (loss)	$12,869	$18,564	$(85,413)	$79,378

Net income (loss) per common share:
Basic	$0.19	$0.31	$(1.28)	$1.35
Diluted	$0.18	$0.30	$(1.28)	$1.27

Weighted average number of common shares outstanding:
Basic	68,023	59,021	66,891	58,861
Diluted	70,637	62,247	66,891	62,373

BKV CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$(85,413)	$79,378
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion, amortization, and accretion	169,111	131,389
Equity-based compensation expense	12,819	17,392
Deferred income tax (benefit) expense	(31,272)	22,050
Unrealized (gains) losses on derivatives, net	82,142	(55,280)
Gains on contingent consideration liabilities	(9,973)	(24,113)
Settlement of contingent consideration	(20,000)	(65,000)
Proceeds from the sale of call options	23,502	—
Gains on sales of assets	(6,784)	(308)
Transaction costs from sales of assets	(3,898)	—
Earnings from equity affiliate	(27,602)	(34,792)
Loss on early extinguishment of debt	13,877	—
Other, net	2,453	2,687
Changes in operating assets and liabilities:
Accounts receivable, net	(3,412)	94,010
Accounts payable and accrued liabilities	(30,841)	(49,962)
Other changes in operating assets and liabilities	(9,933)	(2,020)
Net cash provided by operating activities	74,776	115,431
Cash flows from investing activities:
Acquisition of natural gas properties	—	(4,889)
Capital expenditures	(52,774)	(161,068)
Proceeds from sales of assets	133,426	1,576
Loan advanced to equity affiliate	—	(8,000)
Loan repayment from equity affiliate	—	8,000
Other investing activities, net	(23)	8,090
Net cash provided by (used in) investing activities	80,629	(156,291)
Cash flows from financing activities:
Proceeds from issuance of common stock in initial public offering, net of underwriting discounts and commissions	253,800	—
Proceeds from the issuance of common stock	—	150,005
Proceeds from notes payable from related party	—	17,000
Payments on notes payable to related party	(75,000)	(17,000)
Proceeds under RBL Credit Agreement	520,000	—
Payments on RBL Credit Agreement	(330,000)	—
Payment on term loan agreement	(456,000)	(114,000)
Payment of debt issuance costs	(8,054)	—
Proceeds from draws on credit facilities	44,000	258,500
Payments on credit facilities	(171,000)	(208,500)
Payments of deferred offering costs	(1,369)	(2,455)
Debt extinguishment costs	(10,213)	—
Redemption of common stock issued upon vesting of equity-based compensation and other	(2,081)	(424)
Net share settlements, equity-based compensation	(53,239)	(2,961)
Net cash provided by (used in) financing activities	(289,156)	80,165
Net increase (decrease) in cash, cash equivalents, and restricted cash	(133,751)	39,305
Cash, cash equivalents, and restricted cash, beginning of period	165,069	153,128
Cash, cash equivalents, and restricted cash, end of period	$31,318	$192,433

Supplementary Non-GAAP Financial Measures
Adjusted Net Income (Loss) and Adjusted EPS
The Company defines Adjusted Net Income (Loss) as net income (loss) before (i) non-cash derivative gains (losses), (ii) earnings or losses from equity affiliate, (iii) gains (losses) on contingent consideration liabilities, (iv) certain equity-based compensation expense, (v) the portion of settlements paid (received) for early-terminated derivative contracts that relate to future periods, (vi) other nonrecurring transactions, and (vii) the tax impact on these adjustments using a 23% statutory rate.

We believe Adjusted Net Income (Loss) and Adjusted EPS are useful performance measures because they allow us to effectively evaluate our operating performance and results of operations from period to period and against our peers, without regard to our financing methods, corporate form, capital structure, or one-time events. We exclude the items listed above from net income (loss) in arriving at Adjusted Net Income (Loss) and Adjusted EPS because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Our presentation of Adjusted Net Income (Loss) and Adjusted EPS should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Other companies, including other companies in our industry, may not use Adjusted Net Income (Loss) and Adjusted EPS or may calculate this measure differently than as presented in this release, limiting its usefulness as a comparative measure.

The table below presents a reconciliation of Adjusted Net Income (Loss) to net income, our most directly comparable GAAP financial measure for the periods indicated.

	Three Months Ended September 30,		Nine months ended September 30,
(in thousands, except EPS)	2024	2023	2024	2023
Net income (loss)	$12,869	$18,564	$(85,413)	$79,378
Adjustment to net income:
Unrealized (gain) loss on derivatives	3,042	(9,035)	82,142	(55,280)
(Earnings) losses from equity affiliate	(50,562)	(49,067)	(27,602)	(34,792)
Change in contingent consideration liabilities	(3,903)	(1,203)	(9,973)	(24,113)
Acceleration of equity-based compensation due to IPO	10,508	—	10,508	—
Gain on sales of non-operated interest in proved reserves	—	—	(5,451)	—
Loss on extinguishment of debt	—	—	13,877	—
Early settlement of derivative contracts	—	—	(13,250)	(39,124)
Early settlements of derivative contracts related to the current period	—	20,535	8,350	29,042
Total adjustments before taxes	(40,915)	(38,770)	58,601	(124,267)
Tax effect of adjustments	9,410	8,917	(13,478)	28,581
Total adjustments after taxes	(31,505)	(29,853)	45,123	(95,686)

Adjusted net loss	$(18,636)	$(11,289)	$(40,290)	$(16,308)

Adjusted net loss per basic share	$(0.27)	$(0.19)	$(0.60)	$(0.28)
Adjusted net loss per diluted share	$(0.27)	$(0.19)	$(0.60)	$(0.28)

Basic weighted-average shares of common stock outstanding	68,023	59,021	66,891	58,861
Add dilutive effects of TRSUs (1)	—	—	—	—
Add dilutive effects of PRSUs (1)	—	—	—	—
Diluted weighted-average common shares outstanding	68,023	59,021	66,891	58,861
_________________________________________________
(1) Net losses are prohibited from including potential common shares in the computation of diluted per share amounts. Therefore, we have utilized the basic shares outstanding to calculate both basic and diluted Adjusted Net Loss per common share.

Adjusted EBITDAX
The Company defines Adjusted EBITDAX as net income (loss) attributable to BKV before (i) non-cash derivative gains (losses), (ii) depreciation, depletion, amortization and accretion, (iii) exploration and impairment expense, (iv) gains (losses) on contingent consideration liabilities, (v) interest expense, (vi) interest expense, related party, (vii) income tax benefit (expense), (viii) equity-based compensation expense, (ix) bargain purchase gains, (x) earnings or losses from equity affiliate, (xi) the portion of settlements paid (received) for early-terminated derivative contracts that relate to future periods and (xii) other nonrecurring transactions.

The Company excludes the items listed above from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income (loss) determined in accordance with GAAP. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDAX. Our presentation of Adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Other companies, including other companies in our industry, may not use Adjusted

EBITDAX or may calculate this measure differently than as presented in this release, limiting its usefulness as a comparative measure.

Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by our management and external users of our consolidated financial statements, such as industry analysts, investors, lenders, rating agencies and others to more effectively evaluate our operating performance and results of operations from period to period and against our peers. We believe Adjusted EBITDAX is a useful performance measure because it allows us to effectively evaluate our operating performance and results of operations from period to period and against our peers, without regard to our financing methods, corporate form or capital structure.

The table below presents a reconciliation of Adjusted EBITDAX to net income, our most directly comparable GAAP financial measure for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Net income (loss)	$12,869	$18,564	$(85,413)	$79,378
Add back (subtract):
Unrealized derivative (gains) losses	3,042	(9,035)	82,142	(55,280)
Forward month gas settlement	(398)	225	(315)	(2,713)
Depreciation, depletion, amortization, and accretion	57,461	52,363	169,111	131,389
Exploration and impairment expense	—	—	—	—
Change in contingent consideration liabilities (earnout adjustment)	(3,903)	(1,203)	(9,973)	(24,113)
Interest expense	9,197	20,069	40,443	54,446
Interest expense, related party	1,329	2,000	5,181	5,083
Loss on early extinguishment of debt	—	—	13,877	—
Income tax (benefit) expense	11,303	5,156	(30,070)	23,041
Equity-based compensation expense	10,674	7,097	12,819	17,392
Gain on sales of non-operated interest in proved reserves	—	—	(5,451)	—
(Earnings) losses from equity affiliate	(50,562)	(49,067)	(27,602)	(34,792)
Early settlement of derivative contracts	—	—	(13,250)	(39,124)
Early settlements of derivative contracts related to the current period	—	20,535	8,350	29,042
Adjusted EBITDAX	$51,012	$66,704	$159,849	$183,749

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin
We define Adjusted Free Cash Flow as net cash provided by (used in) operating activities, excluding cash paid for contingent consideration and changes in operating assets and liabilities, less total cash paid for capital expenditures (excluding leasehold costs and acquisitions).

Adjusted Free Cash Flow is not a measure of net cash flow provided by or used in operating activities as determined by GAAP. Adjusted Free Cash Flow is a supplemental non-GAAP financial measure that is used by our management and other external users of our financial statements, such as industry analysts, investors, lenders, rating agencies and others to assess our ability to internally fund our capital program, service or incur additional debt and to pay dividends. We believe Adjusted Free Cash Flow is a useful liquidity measure because it allows us and others to compare cash flow provided by operating activities across periods and to assess our ability to internally fund our capital program (including acquisitions), to reduce leverage, fund acquisitions and pay dividends to our stockholders. We define Adjusted Free Cash Flow Margin as the ratio of Adjusted Free Cash Flow for any period to total revenues, excluding derivative gains and losses, for such period. We use this metric to assess our liquidity relative to our revenues. Adjusted Free Cash Flow Margin illustrates the efficiency with which the Company generates Adjusted Free Cash Flow. Adjusted Free Cash Flow should not be considered as an alternative to, or more meaningful than, net income (loss) or net cash provided by (used in) operating activities determined in accordance with GAAP. Other companies, including other companies in our industry, may not use Adjusted Free Cash Flow or may calculate this measure differently than as presented in this release, limiting its usefulness as a comparative measure.

The table below presents our reconciliation of Adjusted Free Cash Flow to net cash provided by operating activities, our most directly comparable GAAP financial measure for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Net cash provided by operating activities	$64,994	$34,507	$74,776	$115,431
Cash paid for contingent consideration	—	—	20,000	65,000
Change in operating assets and liabilities	(24,209)	(10,020)	44,186	(42,028)
Cash paid for capital expenditures (excl. leasehold costs, acquisitions)	(21,166)	(35,721)	(52,774)	(161,068)
Adjusted Free Cash Flow	$19,619	$(11,234)	$86,188	$(22,665)

Power JV Adjusted EBITDA
We define Power JV Adjusted EBITDA as net income (loss) of BKV-BPP Power LLC (the “ Power JV”) before (i) unrealized derivative gains/losses, (ii) depreciation and amortization, and (iii) interest expense.

The items listed above are excluded from the Power JV’s net income (loss) in arriving at Power JV Adjusted EBITDA because these amounts can vary substantially from company to company within the power industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Power JV Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) determined in accordance with GAAP. Other companies, including other companies in the power industry, may not use Adjusted EBITDA or may calculate this measure differently than as presented in this release, limiting its usefulness as a comparative measure.

Power JV Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by our management and external users of our consolidated financial statements, such as industry analysts, investors, lenders, rating agencies and others to more effectively evaluate our and the Power JV’s operating performance and results of operations from period to period and against our peers. We believe our investment in the Power JV is a strategic differentiator for BKV’s integrated energy solutions model. Investors in BKV may be interested in the results of the Power JV and the respective impact to BKV’s financial results. We believe Power JV Adjusted EBITDA is a useful performance measure because it allows us to effectively evaluate the Power JV’s operating performance and results of operations from period to period and against peers, without regard to financing methods, corporate form or capital structure.

The table below presents our reconciliation of Power JV Adjusted EBITDA to its net income (loss), the most directly comparable GAAP financial measure for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Net income	$101,124	$98,135	$55,204	$69,584
Add back:
Unrealized derivative (gains) losses	(108,858)	46,904	(72,053)	66,992
Depreciation and amortization	9,487	10,155	28,439	20,980
Interest expense	18,437	18,471	55,386	31,841
Adjusted EBITDA	$20,190	$173,665	$66,976	$189,397